UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 27, 2009

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously disclosed, on January 27 2009, ARCA biopharma, Inc., formerly known as Nuvelo, Inc. (the “Company”) completed its business combination with ARCA biopharma Colorado, Inc., formerly known as ARCA biopharma, Inc.

As previously disclosed, as a result of the merger, Lee Bendekgey resigned from his position as the Company’s general counsel, but will remain with the Company as its chief financial officer and treasurer on a transitional basis. On January 27, 2009, Mr. Bendekgey provided written notice to the Company that he will continue as the Company’s chief financial officer and treasurer through March 31, 2009. Mr. Bendekgey and the Company have agreed to the terms of Mr. Bendekgey’s continued service to the Company during this transitional period and severance benefits following this period. The Letter Agreement between the Company and Mr. Bendekgey reflecting this agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.

Exhibit No.	Description

10.1†	Letter Agreement between ARCA biopharma, Inc and Lee Bendekgey, dated January 27, 2009.

†	Compensatory plan or agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc.
(Registrant)

By:	/s/ Christopher D. Ozeroff
Name: Christopher D. Ozeroff
Title: Executive Vice President of Business Development, General Counsel and Secretary

Dated: February 2, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1†	Letter Agreement between ARCA biopharma, Inc and Lee Bendekgey, dated January 27, 2009.

†	Compensatory plan or agreement.